Exhibit 99.1

Demandware Announces Record Fourth Quarter and Year End 2013 Financial Results

Record fourth quarter subscription revenue of $33.5 million, a 47% comparable increase year over year

Record fourth quarter total revenue of $35.5 million, a 42% comparable increase year over year

Contract backlog reached $349 million, a 67% increase over 2012

BURLINGTON, Mass.--(BUSINESS WIRE)--February 11, 2014--Demandware®, Inc. (NYSE: DWRE), the industry’s leading provider of enterprise cloud commerce solutions, today announced record financial results for its fourth quarter and year ended December 31, 2013.

  Record full year subscription revenue of $95.7 million, a 50% comparable increase year over year
  Record full year total revenue $103.7 million, a 43% comparable increase year over year
  Record full year GAAP subscription gross margin of 82%
  Record full year GAAP total gross margin of 73%
  Live customers reached 204 at year end, an increase of 35% from 151 at year end 2012
  Live sites reached 820 at year end, an increase of 42% from 579 at year end 2012
  Average revenue per customer expanded to $515,000 in 2013
  17 customers generated more than $100 million in gross merchandise value over the Demandware Commerce platform in 2013, up from 14 customers in 2012
  Subscription dollar retention rate exceeded 100% in 2013 and customer churn was less than 5%
  Contract backlog (consisting of unbilled committed minimum subscription plus deferred revenue) reached $348.6 million as of December 31, 2013, an increase of 67% over $208.2 million as of December 31, 2012

“2013 was an outstanding year for Demandware,” stated Tom Ebling, Chief Executive Officer of Demandware. “We had the best year in the company’s history for new customer acquisition and our new wins spanned the globe from North America, to Europe to Asia Pacific. Larger, more complex enterprise customers are moving to Demandware for a single, unified platform to manage digital commerce businesses, and they recognize that the best alternative for true omni-channel consumer engagement is in the cloud. While our new customer acquisition positions us well for future growth, our live customers drove our outperformance in the fourth quarter and throughout 2013. Our strong new customer acquisition and our robust pipeline give us more confidence than ever before that enterprises are moving mission critical applications into the cloud. We believe that with our execution in 2013, we enter 2014 well positioned as the leader in enterprise-class, cloud-based digital commerce solutions.”

Subscription revenue in the fourth quarter was $33.5 million, a 46% increase over $22.9 million in the fourth quarter of 2012. Total revenue for the fourth quarter was $35.5 million, a 35% increase from $26.3 million in the fourth quarter of 2012. On a comparable basis, excluding the $162,000 in subscription revenue recognized in the fourth quarter of 2012 from Neckermann GmbH, a Demandware customer that filed for insolvency proceedings on October 1, 2012, subscription revenue for the fourth quarter grew 47%. Excluding the $1.3 million in total revenue recognized in the fourth quarter of 2012 from Neckermann, total revenue grew 42%.

Total subscription revenue for the full year 2013 was $95.7 million, an increase of 41% over $67.9 million a year ago. Total revenue for the year ended December 31, 2013 reached $103.7 million, an increase of 31% over $79.5 million in 2012. Excluding the $4.3 million in subscription revenue recognized from Neckermann in 2012, subscription revenue grew 50% in 2013. Excluding $6.8 million in total revenue recognized from Neckermann in 2012 total revenue grew 43% in 2013.

  Demandware signed significant new contracts during the quarter including Floor & Decor, Eloquii, Marlies Dekkers, Jonathan Alder, Jaques Vert Group, Quiksilver, and Vestis Retail Group (Bob’s Stores and Eastern Mountain Sports).
  Ashley Stewart, Charlotte Olympia, Diesel USA Inc., Johnston & Murphy, Karstadt, Dogeared, Rituals Cosmetics, Rocky Brands, Sandro, Sleep Train, and Wet Seal launched new initial sites during the quarter.
  Existing customers like Beats Electronics, Black Diamond, Icebreaker, Jarden Consumer Solutions, Jimmy Choo (part of the Labelux Group), Scotch & Soda, Skullcandy and World Kitchen launched new commerce sites for new geographies or for new brands on the Demandware Commerce platform.

“We clearly made the right strategic decision to invest in our business in 2013,” stated Scott Dussault, Demandware Chief Financial Officer. “Our investments in sales and marketing contributed significantly to the 67% year over year increase in our backlog and our new customer acquisition beat all previous records for customer count, average annual subscription contract value (ACV), total contract commitment and new large enterprise account signings. The ACV per customer for new customer contracts signed in 2013 exceeded $400,000, which demonstrates that we are not only gaining traction in large enterprise accounts but also shows that our mission critical solution delivers tangible value to customers. This year, we plan to continue to invest in sales and marketing and research and development to ensure that we capture market share as quickly as possible and that we widen our technological lead against our competition.”

Demandware’s income from operations for the fourth quarter of 2013 was $1.7 million, as compared to income from operations of $3.3 million for the same period in 2012. For the year ended December 31, 2013, Demandware’s loss from operations was $20.8 million, as compared to a loss from operations of $7.2 million for the year ended December 31, 2012.

Demandware’s net income for the fourth quarter of 2013 was $1.8 million, or $0.06 per basic share and $0.05 per diluted share attributable to common stockholders, as compared to net income of $3.2 million, or $0.11 per basic share and $0.10 per diluted share attributable to common stockholders, for the fourth quarter of 2012. Demandware’s GAAP net loss for the year ended December 31, 2013 was $20.9 million, or $(0.68) per basic and diluted share attributable to common stockholders, as compared to a net loss of $8.1 million, or $(0.39) per basic and diluted share attributable to common stockholders, for the year ended December 31, 2012.

Non-GAAP net income for the fourth quarter of 2013 was $5.7 million, or $0.18 per basic share and $0.16 per diluted share, as compared to non-GAAP net income of $5.5 million, or $0.18 per basic share and $0.17 per diluted share, for the fourth quarter of 2012. Non-GAAP net loss for the year ended December 31, 2013 was $6.2 million, or $(0.20) per basic and diluted share, as compared to non-GAAP net loss of $1.1 million, or $(0.04) per basic share and diluted share, for 2012. (1)

(1)Non-GAAP net income and net loss excludes expenses related to stock-based compensation. Non-GAAP net income and net loss per share excludes expenses related to stock-based compensation and the accretion of redeemable preferred stock. See a reconciliation of the GAAP financial measures to the non-GAAP financial measures provided in the tables below.

Conference Call

To access the call at 8:30 a.m. ET today, please dial +1 (866) 318-8611 in the U.S. or +1 (617) 399-5130 internationally. The passcode for the call is: 22636320. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available for one week following the conclusion of the call through February 18, 2014. The replay number is +1 (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The passcode for the replay is: 86170410. The replay will also be available as a webcast on Demandware’s Investor Relations Web site.

About Demandware

Demandware, a leader in digital commerce, enables the world’s premier retailers to move faster and grow faster in the changing face of retail. Demandware’s enterprise cloud platform minimizes the costs and complexities of running global, omni-channel commerce operations, and empowers retailers to respond with speed and agility to new market opportunities and continually evolving consumer expectations. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the loss of a key customer or significant reduction of business from one of our largest customers; any change to our variable pricing model; the seasonality of our business; our ability to manage our growth; the continued growth of the market for on-demand software; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; security and privacy breaches or outages; failure to protect our intellectual property or intellectual property infringement claims; changes in current tax or accounting rules; and other risks and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s reports filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and net loss and non-GAAP net income and net loss per share. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP net income and net loss and non-GAAP net income and net loss per share exclude expenses related to stock-based compensation and the accretion of redeemable preferred. These amounts are often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Demandware, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31, 2013	December 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$242,425	$58,877
Short-term investments	37,133	48,251
Accounts receivable, net of allowance of doubtful accounts and credit memos	28,402	19,214
Prepaid expenses and other current assets	4,315	3,452
Total current assets	312,275	129,794

Property and equipment, net	9,790	8,377
Other assets	1,866	1,157
Total assets	$323,931	$139,328

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of notes payable	$2,727	$3,021
Accounts payable	3,174	3,168
Accrued expenses	17,362	8,348
Deferred revenue	19,609	11,105
Deferred rent	184	127
Total current liabilities	43,056	25,769

Long-term liabilities:
Deferred revenue	18,862	15,647
Notes payable	1,524	2,353
Deferred rent	884	969
Total liabilities	64,326	44,738

Stockholders' equity:
Common stock	343	298
Additional paid-in capital	356,766	170,997
Accumulated other comprehensive gain (loss)	64	(17)
Accumulated deficit	(97,568)	(76,688)
Total stockholders’ equity	259,605	94,590

Total liabilities and stockholders' equity	$323,931	$139,328

Demandware, Inc.
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue:
Subscription	$33,459	$22,869	$95,733	$67,930
Services	2,077	3,450	8,003	11,545
Total revenue	35,536	26,319	103,736	79,475

Cost of revenue:
Subscription	4,788	3,608	17,157	13,015
Services	3,154	2,728	10,860	11,326
Total cost of revenue	7,942	6,336	28,017	24,341

Gross profit	27,594	19,983	75,719	55,134

Operating expenses:
Sales and marketing	13,910	9,094	52,384	33,496
Research and development	5,231	3,595	20,787	15,085
General and administrative	6,743	3,961	23,337	13,712
Total operating expenses	25,884	16,650	96,508	62,293

Income (loss) from operations	1,710	3,333	(20,789)	(7,159)

Other income (expense):
Interest income	44	65	210	162
Interest expense	(53)	(93)	(255)	(355)
Other income (expense)	203	104	528	(351)

Other income (expense), net	194	76	483	(544)
Income (loss) before income taxes	1,904	3,409	(20,306)	(7,703)
Income tax expense	100	186	574	421

Net income (loss)	$1,804	$3,223	$(20,880)	$(8,124)
Accretion of redeemable convertible preferred stock	-	-	-	(1,172)

Net income (loss) attributable to common stockholders	$1,804	$3,223	$(20,880)	$(9,296)

Basic net income (loss) per share attributable to common stockholders	$0.06	$0.11	$(0.68)	$(0.39)

Basic weighted average common shares outstanding	32,222	29,738	30,795	24,063

Diluted net income (loss) per share attributable to common stockholders	$0.05	$0.10	$(0.68)	$(0.39)

Diluted weighted average common shares outstanding	34,920	31,780	30,795	24,063

Demandware, Inc.
Stock Based Compensation Expense
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Cost of subscription revenue	$97	$55	$391	$175
Cost of services revenue	290	232	1,179	722
Sales and marketing	1,166	605	4,296	1,842
Research and development	1,024	474	3,574	1,509
General and administrative	1,278	875	5,248	2,795

Total	$3,855	$2,241	$14,688	$7,043

Demandware, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,804	$3,223	$(20,880)	$(8,124)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,092	1,007	4,385	3,439
Gain on disposal of property and equipment	-	-	-	(3)
Re-measurement of preferred stock warrant liability	-	-	-	426
Bad debt expense	64	-	497	-
Stock-based compensation	3,855	2,241	14,688	7,043
Deferred rent expense	(24)	(25)	(33)	357
Write-off of other current asset	698	-	698	-
Other non-cash reconciling items	119	117	586	209
Changes in operating assets and liabilities:
Accounts receivable	(8,412)	(3,581)	(9,684)	(2,285)
Prepaid expenses and other current assets	(429)	248	(973)	(1,011)
Other long-term assets	(239)	21	(525)	203
Accounts payable	1,163	283	(274)	1,016
Accrued expenses	(165)	(218)	8,843	1,224
Deferred revenue	852	(3,962)	11,719	583
Net cash provided by (used in) operating activities	378	(646)	9,047	3,077

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,225)	(187)	(5,560)	(3,846)
Purchase of marketable securities	(9,227)	(16,662)	(56,921)	(63,239)
Sale and maturity of marketable securities	17,641	5,329	67,464	14,828
Increase in restricted cash and other assets	(4)	(189)	(171)	(357)

Net cash provided by (used in) investing activities	7,185	(11,709)	4,812	(52,614)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	-	-	-	94,116
Proceeds from follow-on public offering, net of underwriting discounts and commissions	162,634	-	162,634	-
Proceeds from shares purchased under Employee Stock Purchase Plan	544	-	544	-
Proceeds from exercise of stock options	2,822	252	7,948	1,282
Deferred offering costs	-	(43)	-	(1,604)
Proceeds from issuance of notes payable	-	-	1,997	2,757
Payments of equipment notes	(611)	(697)	(2,757)	(2,674)
Payments of software financing agreement	(238)	(229)	(944)	(471)

Net cash provided by (used in) financing activities	165,151	(717)	169,422	93,406

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	144	63	267	69

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	172,858	(13,009)	183,548	43,938

CASH AND CASH EQUIVALENTS — Beginning of period	69,567	71,886	58,877	14,939

CASH AND CASH EQUIVALENTS — End of period	$242,425	$58,877	$242,425	$58,877

Demandware, Inc.
Calculation of Non-GAAP Operating Income (Loss), Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) Per Share
(unaudited; in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Operating income (loss):
GAAP operating income (loss)	$1,710	$3,333	$(20,789)	$(7,159)
Add back:
Stock-based compensation	3,855	2,241	14,688	7,043
Total non-GAAP operating income (loss)	$5,565	$5,574	$(6,101)	$(116)

Net income (loss):
GAAP net income (loss)	$1,804	$3,223	$(20,880)	$(8,124)
Add back:
Stock-based compensation	3,855	2,241	14,688	7,043
Total non-GAAP net income (loss)	$5,659	$5,464	$(6,192)	$(1,081)

Basic non-GAAP net income (loss) per share	$0.18	$0.18	$(0.20)	$(0.04)

Dilutive non-GAAP net income (loss) per share	$0.16	$0.17	$(0.20)	$(0.04)

CONTACT:
Erica Smith
Vice President, Investor Relations, Demandware
Office: 781-425-1222
Email: esmith@demandware.com